UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                        August 26, 2005 (August 23, 2005)

                          AMERICAN PALLET LEASING, INC.
             (Exact name of registrant as specified in its charter)

       Delaware                     000-29519                   33-0889194
(State of incorporation)        (Commission File No.)          (IRS Employer
                                                             Identification No.)

           425 Second Street, S.E. Suite 600, Cedar Rapids, Iowa 52401 (Address, including Zip Code, of Principal Executive Offices)

       Registrant's telephone number, including area code: (319) 533-0361

                                 NOT APPLICABLE
          (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 23, 2005, the Company announced Timothy R. Bumgarner has tendered his resignation as President and Chief Executive Officer (Principal Executive Officer) effective August 23, 2005. Mr. Bumgarner will remain a director of the Company and its Chairman.

The Company concurrently announced the appointment of James F. Crigler to the position of President and Chief Executive Officer (Principal Executive Officer) effective August 23, 2005. Mr. Crigler has served as a director of the Company since April 2004. Mr. Crigler will remain a director of the Company.

Item 8.01. Other Events.

On June 9, 2005, American Pallet Leasing, Inc. (the "Company") filed a Current Report on Form 8-K to report that it had temporarily shutdown its sawmill facility, G&G/Cherokee Wood, Inc. ("G&G"). Although the Company has not resumed operations at G&G to date, it is still attempting to secure financing to complete the acquisition of G&G. Pursuant to a Contract of Deed (the
"Agreement") between the Company and former owners of G&G Cherokee (the "Seller"), the total purchase price for G&G was approximately $3,300,000 to be paid over a period of time with the balance due in February 2005. Approximately $960,000 has been paid to date. The Company has been treating G&G as a wholly owned subsidiary since August 13, 2004. The Company's inability to secure financing to complete the transaction may be deemed to be a default by the Company pursuant to the Agreement. In the event that the Company is in fact deemed to be in default, the Seller's only remedy shall be to re-take possession of the premises. During Fiscal 2005, total revenues of G&G were $2,624,751.

Although the Company has been working to secure financing it was recently served with litigation papers from the Sellers of G&G, alleging, among other things, breach of contract and seeking, among other things, damages to be determined at trial. Although the Company believes that the basis of this suit is without merit, there is no assurance that it will not ultimately incur costs related to a permanent shutdown of G&G. The Company is also weighing causes of action and counterclaims it believes it may have against the Seller.

      Forward-Looking Statements

This Form 8-K contains forward-looking statements as defined in the Securities Exchange Act of 1934 and subject to the safe harbors created therein. The forward-looking statements contained herein include, but are not limited to, the termination of activities in regard to the Company's G&G/Cherokee operations and the Company's expectations with respect to its obligations upon termination of its agreement with the Sellers of G&G/Cherokee.

These forward-looking statements involve risks and uncertainties that could cause the Company's results to differ materially from management's current expectations. Such risks and uncertainties include, but are not limited to risks associated with the ultimate consequences associated the disposition of its Subsidiary and risks associated with the development generally of the Company's overall strategic objectives.

Item 9.01 Financial Statements and Exhibits.

      (c)   Exhibits.

      Exhibit No.      Description
      -----------      -----------

          10.1 Contract for Deed Between G&G Cherokee and American Pallet Leasing, Inc. dated as of August 13, 2004.
          10.2         Buy-Sell Agreement dated February 17, 2005.
          99.1         Press Release dated August 23, 2005.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

                                       AMERICAN PALLET LEASING, INC.

                                       By: /s/James Crigler
                                           -------------------------------------
                                           James Crigler,
                                           President and Chief Executive Officer

August 26, 2005